United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 26, 2015

Date of Report

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

In this Current Report, references to “Oakridge Global Energy Solutions, Inc.,” “Oakridge,” the “Company,” “we,” “our,” “us” and words of similar import refer to Oakridge Global Energy Solutions, Inc., the Registrant.  Oak Ridge Micro-Energy, Inc., our wholly-owned Nevada subsidiary, which holds all of our patents, patents pending and proprietary and other rights to our thin film battery technology, is referred to herein as “Oak Ridge Nevada,” and is also included in the references to “Oakridge,” the “Company,” “we,” “our” and  “us.”

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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our ability to obtain sufficient funding to continue to pursue our business plan;

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our ability to perform our obligations under our loan agreements;

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competition within our chosen markets and industries;

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the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations;

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trends affecting our limited manufacturing capabilities;

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our ability to meet customer demands;

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our ability to implement a long-term business strategy that will be profitable or generate sufficient cash flow;

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our need for future additional financing;

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trends affecting the commercial acceptability of our products;

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our ability to protect and enforce our current and future intellectual property; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission (the “SEC”).

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2015, we entered into a Lease Agreement (the “Lease”) with Henderson Sarno, L.C., a Florida limited liability company (“Henderson Sarno”), whereby we leased certain land described in Exhibit A to the Lease and a building comprising approximately 50,492 square feet situated on such land.  On installation of the battery manufacturing equipment we acquired from Bren-Tronics, Inc., a New York corporation, on October 20, 2014, these leased premises will become our large format battery manufacturing facility, producing battery products for electric vehicles, golf carts and electric task oriented vehicles.  Additional information about the Bren-Tronics equipment purchase is contained in our 8-K Current Report dated October 20, 2014, which was filed with the SEC on December 1, 2014.  See Item 9.01.  The Lease term is for five years and three months, commencing on April 1, 2015, and ending on June 30, 2020.  The “Basic Rent” for the first year of the Lease is $263,189.55, payable in monthly installments of $29,243.28, commencing on July 1, 2015, together with sales tax of $1,900.81 per month.  The Basic Rent for the second year is $350,919.40, plus applicable sales tax, commencing on April 1, 2016, and the remaining three years of the Lease have a 3% annual increase in the prior year’s Basic Rent.  The Lease is a “Net Lease,” with us being required to pay all costs of ownership, maintenance, repair and replacement of capital items outlined in the Lease, and with Henderson Sarno being obligated to provide the “Common Area Services,” to include exterior janitorial services, fire alarm maintenance and monitoring contract, grounds maintenance, repair and maintenance of the roof, pond maintenance, lawn irrigation system, maintenance and repair of the HVAC, landscaping and parking lot maintenance.  “Additional Rent” of $7,784.18 shall also be paid by us, monthly, together with sale tax, and is subject to adjustment for increases in real property taxes, governmental assessments of water and sewer charges or other expenses related to leased property and improvements.  The Lease also provides for insurance on the buildings and improvements and “Chattels” therein (Henderson Sarno); and general liability insurance of not less than $2,000,000 (Oakridge), together with customary conditions of use, alterations and improvements, representations and warranties and remedies, among others.  A copy of the Lease is filed as an Exhibit to this Current Report, and the foregoing summary is qualified and supplemented by such reference.  See Item 9.01.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.

Description of Exhibit

99

Henderson Sarno, L.C. Lease Agreement dated March 26, 2015

8-K Current Report dated October 20, 2014, which was filed with the SEC on December 1, 2014, regarding our purchase of battery manufacturing equipment from Bren-Tronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE GLOBAL ENERGY SOLUTIONS, INC.

Date:	April 1, 2015	By:	/s/ Mark L. Meriwether
Mark L. Meriwether
Vice President, Secretary and a Director